Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Cellular Biomedicine Group, Inc. (Form 5·8 Nos. 333-187799, 333-179974, 333-158583, 333-153129 and 333-143878) of our report dated March 11, 2013, relating to the financial statements of Cellular Biomedicine Group Ltd. as of December 31, 2012 and 2011, and for the years then ended, appearing in this From 10-K.

/s/ Dahua Certified Public Accountants (Special General Partnership)

April 15, 2014